EXHIBIT 24.2

                              POWER OF ATTORNEY OF RETIREMENT COMMITTEE

KNOW BY ALL PERSONS BY THESE PRESENTS:

        Each of the undersigned hereby constitutes and appoints Warren R. Hashagen, and Anne B. Gust, and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign (either manually or by use of said person's "Personal Identification Number" issued by the United States Securities and Exchange Commission) a Registration Statement on Form S-8 Relating to 2,000,000 shares of common stock and an indeterminate number of interests issuable under GapShare, and any and all amendments of such Registration Statements, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.



/s/ Peter M. Brooks                             Date:  January 23, 1996
 Peter M. Brooks


/s/ Joanne K. Garrison                          Date:  January 23, 1996
 Joanne K. Garrison


/s/ William Guibor                              Date:  January 23, 1996
 William Guibor


/s/ Warren R. Hashagen                          Date:  January 23, 1996
 Warren R. Hashagen


/s/ William R. Jaeger                           Date:  January 23, 1996
 William R. Jaeger


/s/ Adrienne M. Johns                           Date:  January 23, 1996
 Adrienne M. Johns


/s/ Richard S. McKinley                         Date:  January 23, 1996
 Richard S. McKinley


/s/ Stanley Raggio                              Date:  January 23, 1996
 Stanley Raggio